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                                                                   EXHIBIT 10.18







             _____________________________________________________


                            SCC COMMUNICATIONS CORP.
                               CO-SALE AGREEMENT

            ________________________________________________________


                         DATED AS OF NOVEMBER 20, 1997






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                               TABLE OF CONTENTS


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                                                                      PAGE
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
       SECTION 1.    DEFINITIONS   . . . . . . . . . . . . . . . . . .  1

       SECTION 2.    SALES BY SHAREHOLDER.   . . . . . . . . . . . . .  1
                     2.1    NOTICE OF PURCHASER OFFERS.  . . . . . . .  1
                     2.2    RIGHT TO PARTICIPATE.  . . . . . . . . . .  2
                     2.3    CONSUMMATION OF SALE.  . . . . . . . . . .  2
                     2.4    ONGOING RIGHTS.  . . . . . . . . . . . . .  2
                     2.5    PERMITTED EXEMPTIONS.  . . . . . . . . . .  2

       SECTION 3.    PROHIBITED TRANSFERS  . . . . . . . . . . . . . .  3
                     3.1    TREATMENT OF PROHIBITED TRANSFERS  . . . .  3
                     3.2    PUT OPTION   . . . . . . . . . . . . . . .  3

       SECTION 4.    LEGENDED CERTIFICATE  . . . . . . . . . . . . . .  3
                     4.1    LEGEND   . . . . . . . . . . . . . . . . .  3
                     4.2    LEGEND REMOVAL   . . . . . . . . . . . . .  4

       SECTION 5.    TERMINATION OF CO-SALE RIGHTS   . . . . . . . . .  4

       SECTION 6.    OTHER OBLIGATIONS OF COMPANY  . . . . . . . . . .  4

       SECTION 7.    MISCELLANEOUS   . . . . . . . . . . . . . . . . .  4
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                               CO-SALE AGREEMENT


       This is a CO-SALE AGREEMENT dated as of November 20, 1997 ("Agreement") by and among SCC COMMUNICATIONS CORP. ("SCC"), a Delaware corporation, GEORGE
K. HEINRICHS, JOHN SIMS, NANCY HAMILTON, THE HILL PARTNERSHIP III, A LIMITED
PARTNERSHIP, AMERITECH DEVELOPMENT CORPORATION AND BOSTON CAPITAL VENTURES
LIMITED PARTNERSHIP and BANC ONE CAPITAL PARTNERS II, LLC ("BOCP"), a Delaware limited liability company, provided for in and entered into pursuant to the SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT dated the date hereof, as amended, restated, supplemented or otherwise modified from time to time
("Purchase Agreement") by and between BOCP, as purchaser, and SCC, as seller.

       ASI, together with its successors and assigns, is referred to as the "Company." The individuals named in the first paragraph hereof, together with their respective successors and assigns, are referred to individually as a "Shareholder" and collectively as the "Shareholders," and BOCP, together with its successors and assigns, is referred to as the "Holder." The Company, the Shareholders and the Holder are referred to collectively as the "Parties" and individually as a "Party."

       THIS AGREEMENT IS ONE OF THE "RELATED DOCUMENTS" REFERRED TO IN THE
PURCHASE AGREEMENT.

       In consideration of their mutual promises set forth in this Agreement and the Purchase Agreement, the Parties hereby agree as follows.

       SECTION 1.    DEFINITIONS

All capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Glossary of Defined Terms attached to the Purchase
Agreement, which definitions are, to the extent applicable, incorporated in this Agreement by reference.

       SECTION 2.    SALES BY SHAREHOLDERS.

              2.1    NOTICE OF PURCHASER OFFERS.   Should one or more
Shareholders propose to accept one or more Purchase Offers, then each such
Shareholder shall promptly notify the Holder of the terms and conditions of such Purchase Offer.

              2.2 RIGHT TO PARTICIPATE. The Holder shall have the right, exercisable upon written Notice to such selling Shareholder within fifteen (15)
Business Days after receipt of the notice of the Purchase Offer, to participate in such selling Shareholder's sale of Common Shares or Convertible Securities on the same (or, in the case of Convertible Securities, equivalent) terms



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and conditions.  To the extent that the Holder exercises such right of participation, the number of Common Shares or Convertible Securities which such selling Shareholder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of the Holder shall be subject to the following terms and conditions:

              (a) The Holder may sell all or any part of that number of Holder's Shares equal to the product obtained by multiplying (i) the aggregate number of Common Shares (including the Common Share equivalent of any Convertible Securities) covered by the Purchase Offer by (ii) a fraction (A) the numerator of which is the number of Holder's Shares at the time owned by the Holder, and (B) the denominator of which is the sum of (x) the number of such Common Shares (including the Common Share equivalent of Convertible
Securities) at the time owned by the Selling Shareholder, and (y) the number of Holder's Shares at that time owned by the Holder. For purposes of making such computation, the Holder shall be deemed to own the number of Common Shares as if its Warrant Shares had been converted into Common Shares.

              (b) The Holder may participate in the sale by (i) exercising the Warrant in accordance with its terms, if Warrant Shares are to be sold, and
(ii) delivering to the selling Shareholder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, free and clear of all adverse claims, which represent that number of Holder's Shares which the Holder elects to sell pursuant to this Section 2.2.

              2.3 CONSUMMATION OF SALE. The stock certificate or certificates which Holder delivers to the Selling Shareholder pursuant to
Section 2.2 shall be transferred by the selling Shareholder to the purchase offeror in consummation of the sale pursuant to the terms and conditions specified in the Section 2.1 Notice to the Holder, and such Selling Shareholder shall promptly thereafter remit to the Holder that portion of the sale proceeds to which the Holder is entitled by reason of its participation in such sale.

              2.4 ONGOING RIGHTS. The exercise or non-exercise of the rights of the Holder pursuant to Section 2.1 hereof to participate in one or more sales made by any selling Shareholder shall not adversely affect the Holder's right to participate in subsequent sales by any selling Shareholder.

              2.5 PERMITTED EXEMPTIONS. The participation rights of the Holder shall not apply to (i) any bona fide gift, transfers to family members or trusts established for the benefit thereof, or transfers upon death or disability; provided that a Shareholder shall inform the Holder of such gift prior to effecting it and the donee shall furnish the Holder with a written agreement to be bound by, and comply with, all provisions of this Agreement applicable to such Shareholder; (ii) the sale of up to 200,000 Common Shares, in the aggregate, by George K. Heinrichs, John Sims and Nancy Hamilton; and
(iii), the sale or transfer of Common Shares to partners, stockholders or affiliates of a Shareholder.


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       SECTION 3.    PROHIBITED TRANSFERS.

              3.1    TREATMENT OF PROHIBITED TRANSFERS.  In the event a
Shareholder should engage in a Prohibited Transfer, the Holder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 3.2.

              3.2    PUT OPTION.  In the event of a Prohibited Transfer, the
Holder shall have the right to sell to the Shareholder engaging in such Prohibited Transfer that number of Common Shares or Convertible Securities owned by the Holder equal to the number of shares the Holder would have been entitled to transfer to the purchase offeror in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:

              (a) The price per share at which such Common Shares or Convertible Securities are to be sold to the Shareholder shall be equal or equivalent to the price per share paid by the purchase offeror to the Shareholder in the Prohibited Transfer. The Shareholder shall also reimburse the Holder for any and all reasonable fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Holder's rights under this Section 3.

              (b) Within thirty (30) days after the earlier of the date on which the Holder (i) receives Notice from a Shareholder of a Prohibited
Transfer, or (ii) otherwise becomes aware of a Prohibited Transfer, the Holder shall, if exercising the put option created hereby, deliver to such Shareholder the certificate or certificates representing Common Shares or Convertible
Securities to be sold hereunder, each certificate to be properly endorsed for transfer.

              (c) Such Shareholder shall, upon receipt of the certificate or certificates for the Common Shares or Convertible Securities to be sold by a Holder pursuant to Section 3.2, free and clear of all adverse claims, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 3.2(a), by certified or cashier's check made payable to the order of the Holder.

              (d) Notwithstanding the foregoing, any attempt to Transfer shares of the Company in violation of the terms of this Agreement shall be void and the Company agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Securities without the written consent of the Holder.

       SECTION 4.    LEGENDED CERTIFICATE.

              4.1 LEGEND. Each certificate representing Common Shares now or hereafter


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owned by any Shareholder shall be endorsed with the following legend:

       THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE
       IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY
       AND BETWEEN THE SHAREHOLDER, THE COMPANY AND BANC ONE CAPITAL PARTNERS
       II, LLC.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST
       TO THE SECRETARY OF THE COMPANY.

              4.2 LEGEND REMOVAL. The Section 4.1 legend shall be removed upon the earlier of the termination of this Agreement or the date upon which the provisions of this Agreement are no longer applicable to such shares in accordance with the provisions of Section 5.

       SECTION 5.    TERMINATION OF CO-SALE RIGHTS.

       The rights of the Holder under this Agreement and the obligations of the Shareholders with respect to the Holder shall terminate at such time as BOCP or any of its Affiliates does not own any Common Shares. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate upon the occurrence of the earliest to occur of any of the following events:

              (a) The liquidation, dissolution or indefinite cessation of the business operations of the Company;

              (b) The execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

              (c)    The consummation of an Initial Public Offering; or

              (d)    The consummation of a Disposition.

       SECTION 6.    OTHER OBLIGATIONS OF COMPANY.

       The Company agrees to use all reasonable efforts to enforce the terms of this Agreement, to inform the Holder of any breach hereof and to assist the Holder in the exercise of its rights and performance of its obligations under
Section 3 hereof.

       SECTION 7.    MISCELLANEOUS.

       The provisions of Section 13 of the Purchase Agreement are applicable to this Agreement


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and are, to the extent applicable, incorporated by reference in this Agreement.

       The parties have executed and delivered this Agreement effective as of the day and year first above written.


COMPANY:

SCC COMMUNICATIONS CORP.


By: /s/ NANCY K. HAMILTON                  AMERITECH DEVELOPMENT
   ---------------------------             CORPORATION


                                           By: /s/ THOMAS TOUTON
                                              ---------------------------
Its: CHIEF FINANCIAL OFFICER               Its: DIRECTOR
    --------------------------                 --------------------------



SHAREHOLDERS:                              BOSTON CAPITAL VENTURES
                                           LIMITED PARTNERSHIP

/s/ GOERGE K. HEINRICHS
------------------------------
GEORGE K. HEINRICHS                        By:    BC&V Limited Partnership, Its
                                                  General Partner

/s/ JOHN SIMS
------------------------------             By:    Boston Capital Partners, Its
JOHN SIMS                                         General Partner

/s/ NANCY HAMILTON
------------------------------             By:    /s/
NANCY HAMILTON                                    -----------------------------
                                           Its:   General Partner



THE HILL PARTNERSHIP III, A
LIMITED PARTNERSHIP

By:  Hill, Carman Ventures, a Limited
     Partnership, Its General Partner

By:  /s/ JOHN HILL
     -------------------------------
     General Partner



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HOLDER:


BANC ONE CAPITAL PARTNERS II,
LLC

By:    Banc One Capital Partners
       Holdings, Ltd. Manager


By:   /s/ LEONARD H. LILLARD
      --------------------------------
       Leonard H. Lillard

Its:   Authorized Signer
      --------------------------------


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